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                                                                  Exhibit 4(ii)


                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 4th day of February, 2000 (this "Amendment"), is made among MARKEL CORPORATION, a Virginia corporation (the "Borrower"), MARKEL HOLDINGS INC., a Virginia corporation ("Holdings"), the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the "Lenders"), and FIRST UNION NATIONAL BANK (the "Agent").

                                    RECITALS

     A. The Borrower, Holdings, the Agent and the Lenders are parties to a Credit Agreement, dated as of December 21, 1999 (as amended, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. The Borrower has requested that the Agent and the Lenders agree to amend the Credit Agreement to reduce certain fees due thereunder, as more particularly set forth herein. The Borrower has requested that such amendments be effective as of January 31, 2000. The Agent and the Lenders have agreed to effect such amendments upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

     1.1 New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of "Second Amendment Date" in appropriate alphabetical order:

               "Second Amendment" shall mean the Second Amendment to the Credit Agreement, between the Borrower, Holdings, the Agent and the Lenders, pursuant to which it is contemplated that the parties will agree to certain amendments to the Credit Agreement necessitated by the Target's 1999 financial performance and a contemplated amendment to the Merger Agreement.

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               "Second Amendment Date" shall mean the date of the
           Second Amendment.

     1.2 Fees. Section 2.9 of the Credit Agreement is amended by amending and restating subsections (b) and (c) thereof in their entirety as follows:

               (b) To the Agent, for the account of each Lender, a commitment fee for the period from the date of this Agreement to the earliest of the Closing Date, March 31, 2000, the Second Amendment Date or the Termination Date, at a per annum rate equal to 0.125% on such Lender's Commitment, payable in arrears on the earliest of the Closing Date, March 31, 2000, the Second Amendment Date or the Termination Date;

               (c) To the Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the earliest of the Closing Date, March 31, 2000 or the Second Amendment Date to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate
           Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the earliest of the Closing Date, March 31, 2000 or the Second Amendment Date and (ii) on the Termination Date; and

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and Holdings hereby represent and warrant to the Agent and the Lenders as follows:

     2.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower and Holdings contained in Sections 4.1 and 4.3 the Credit Agreement is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     2.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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                                  ARTICLE III

                                 EFFECTIVE DATE

     Upon the execution and delivery of a counterpart of this Amendment by each of the parties hereto, this Amendment shall be effective as of January 31, 2000.

                                   ARTICLE IV

                                 ACKNOWLEDGEMENT

     Holdings hereby acknowledges that the Borrower, the Agent and the Lenders have agreed, as provided herein, to amend the Credit Agreement as provided herein. Holdings hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under Article IX of the Credit Agreement and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by Holdings is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and Holdings acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

                                   ARTICLE V

                                  MISCELLANEOUS

     5.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     5.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia (without regard to the conflicts of law provisions thereof).

     5.3 Expenses. The Borrower and Holdings agree to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to

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the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     5.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

             [the remainder of this page left blank intentionally]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                            MARKEL CORPORATION


                                            By:    /s/ Darrell D. Martin
                                                   -----------------------------

                                            Title: EVP/CFO
                                                   -----------------------------


                                            MARKEL HOLDINGS INC.

                                            By:    /s/ Darrell D. Martin
                                                   -----------------------------

                                            Title: EVP/CFO
                                                   -----------------------------



                                            FIRST UNION NATIONAL BANK, as Agent
                                            and as a Lender


                                            By:    /s/ Gail M. Golightly
                                                   -----------------------------

                                            Title: Senior Vice President
                                                   -----------------------------


                                            BANK OF AMERICA, N.A.


                                            By:    /s/ Gary R. Peet
                                                   -----------------------------

                                            Title: Managing Director
                                                   -----------------------------


                                            BANK ONE, NA


                                            By:    /s/ Timothy J. Stambaugh
                                                   -----------------------------

                                            Title: Senior Vice President
                                                   -----------------------------

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                                            BARCLAYS BANK PLC

                                            By:    /s/ R. P. Johnson
                                                   -----------------------------

                                            Title: Relationship Director
                                                   -----------------------------


                                            THE CHASE MANHATTAN BANK

                                            By:    /s/ Robert Foster
                                                   -----------------------------

                                            Title: Vice President
                                                   -----------------------------


                                            CRESTAR BANK

                                            By:    /s/ William A. Stratton
                                                   -----------------------------

                                            Title: Senior Vice President
                                                   -----------------------------


                                            FLEET NATIONAL BANK

                                            By:    /s/ Robert T.P. Storer
                                                   -----------------------------

                                            Title: Senior Vice President
                                                   -----------------------------


                                            THE NORTHERN TRUST COMPANY

                                            By:    /s/ Nicole D. Boehm
                                                   -----------------------------

                                            Title: Commercial Credit Officer
                                                   -----------------------------


                                            THE ROYAL BANK OF SCOTLAND PLC

                                            By:    /s/ Derek L. Bonnar
                                                   -----------------------------

                                            Title: Vice President
                                                   -----------------------------

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                                            SOCIETE GENERALE, NY BRANCH

                                            By:    /s/  Charles D. Fischer, Jr.
                                                   -----------------------------

                                            Title: Vice President
                                                   -----------------------------

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